Exhibit 10.7
                              CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is made as of October 10, 2001 between Beacon Power Corporation ("BPC") and John Pearson Smith ("Consultant") with respect to services to be performed for BPC by Consultant. The parties' respective addresses are as set forth below their signature lines.

1. Employment. Commencing on or about the date hereof, BPC will engage Consultant, and they each hereby accept such engagement upon the terms and conditions in this Agreement.

2. Duties and Services. Consultant will act strictly as an Executive Management Consultant and advisor to BPC and shall be subject to Internal Revenue Code 1099 tax reporting. Consultant will report and coordinate his activities with William E. Stanton, President and CEO of BPC.

3.   Compensation.

     a. Consultant will be paid $2,000 per day for services rendered to BPC invoiced on a monthly basis, and

     b. Consultant will be reimbursed monthly by BPC for all reasonable out-of-pocket expenses.

4. Independent Contractor. Consultant is an independent contractor, is not an agent or employee of BPC, and is not authorized to act on behalf of BPC. Consultant shall have no authority to bind BPC, and will not hold himself out to third parties as having such authority. Consultant shall be solely responsible for taxes and other wage deductions incurred as a result of performing services under this Agreement. Under no circumstances shall Consultant be considered an employee or agent of BPC.

5.   Non-Solicit.  Consultant shall not:

     a. Induce or attempt to induce any customer, joint venturer, developer, distributor or supplier of BPC to reduce such person's business with BPC, or

     b.  Solicit any of BPC's employees to leave the employ of BPC.

6. No Disclosure of Confidential Information. In addition to any provisions contained in the Mutual Non-Disclosure Agreement between the parties dated July 20, 2001 ("MNDA"), Consultant shall not, at any time during the Term or thereafter, divulge, use, furnish, appropriate, disclose or make accessible to anyone other than BPC or its authorized agents, any data, records, files, reports, pricing information, sales manuals, client lists, business contacts, employee lists, operating procedures, marketing techniques, manufacturing techniques and processes, business plans or financial information (collectively, "Confidential Information"), which Confidential Information is disclosed to Consultant by or known to Consultant as a consequence of or through its engagement by BPC; provided, however, that Confidential Information shall not include information or materials that are (i) generally known to the public or publicly available, or (ii) constitute recognized standard industry practice, or (iii) already in the possession of Consultant prior to the date hereof without disclosure from Consultant. These restrictions shall apply to all Confidential Information whether written or oral, such Confidential Information being recognized and acknowledged as the sole and exclusive property of BPC. In the event that Consultant is required by law, court order or legal process to disclose any Confidential Information, Consultant agrees that he will provide BPC prompt notice of such requirement(s) so that BPC may consult with Consultant as to the manner, timing and scope of such disclosure and may seek an appropriate protective order.

7.   Developments.

           (a) The Consultant will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by him/her or under his/her direction or jointly with others during his/her engagement by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

           (b) The Consultant agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his/her right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this paragraph 7(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Consultant not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information. The Consultant understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an consulting agreement to assign certain classes of inventions made by a consultant, this paragraph 7(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Consultant also hereby waives all claims to moral rights in any Developments.

           (c) The Consultant agrees to cooperate fully with the Company, both during and after his/her engagement with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Consultant shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Consultant further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Consultant on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Consultant, and the Consultant hereby irrevocably designates and appoints each executive officer of the Company as his/her agent and attorney-in-fact to execute any such papers on his/her behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.


8. Return of Confidential Information. In addition to any provisions contained in the MNDA, upon completion of the Term or any other time upon request, Consultant will promptly deliver to BPC all notes, memoranda, notebooks, drawings, records, reports, files, lists and other documents (and all copies or reproductions of such materials no matter in what form such information is recorded or stored), as well as any computer programs, discs, tapes or other information storage and retrieval devices in the possession or under the control of Consultant, whether prepared by Consultant or others, which contain Confidential Information.

9. Term and Termination. The initial term of this Agreement shall be three (3) months, yet may be extended by BPC for any length it desires ("Term"). Either party may terminate this Agreement at any time by giving thirty (30) days' written notice to the other party.

10.      Miscellaneous.

10.1 Waiver of Breach. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect that party's right, at a later time, to enforce the same. No waiver by any party of the breach of any term or covenant contained herein, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained herein.

10.2 Notices. All notices, requests, demands and any other communications hereunder shall be made in writing and shall be deemed to have been duly given if and when delivered (including delivery by confirmed facsimile transmission), or three days after being sent by recognized overnight delivery service, addressed to BPC and Consultant at their respective addresses shown below the signature lines hereof (or such other address as either may notify to the other from time to time), with a copy being sent (in the case of notices to BPC) to BPC counsel, Albert L. Sokol, Esq., Edwards & Angell, LLP, 101 Federal Street, Floor 24 Mailroom, Boston, MA 02110, fax 617-439-4170.

10.3 Assignment; Binding Effect. No interest in this Agreement or in Consultant's rights or obligations hereunder may be assigned by it, and any such purported assignment shall be void and of no force or effect. This Agreement shall be binding upon and inure to the benefit of BPC, its successors and assigns, and shall be binding upon Consultant, its successors and assigns.

10.4 Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and unless otherwise provided herein, supersedes all prior agreements or understandings, written or oral, in respect thereof. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived only by a written instrument, signed by the parties hereto, or in the case of a waiver, by the party waiving compliance.

10.5 Governing Law. This Agreement, and all questions arising in connection therewith, shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

10.6 Certain Consultant Representations. Consultant represents and warrants its engagement by BPC as described herein and shall not conflict with, and will not be constrained by, any prior engagement or consulting agreement or relationship.

10.7 Enforcement. The parties recognize and acknowledge that Consultant is engaged under this Agreement to render services of a unique character, requiring special expertise and experience by Consultant. Consultant agrees that a breach by it of Section 6 could not reasonably or adequately be compensated in damages in an action at law and that BPC shall be entitled to injunctive relief, which may include, but shall not be limited to, restraining Consultant from rendering any service that would breach this Agreement. However, no remedy conferred by any of the specific provisions of this Agreement (including this Section) is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statue or otherwise. The election of any one or more remedies by BPC shall not constitute a waiver of the right to pursue other available remedies.

10.8 Indemnification. BPC shall indemnify and bear all costs, expenses and final judgments/settlements incurred by Consultant ensuing from any legal action naming Consultant resulting from this Agreement; provided, however, that BPC shall have no such obligation if the involvement of Consultant in such legal action is a result of Consultant's fault, negligence, misconduct, misrepresentation or breach of this Agreement; provided that in connection with any claim or action described in this Section, Consultant (aa) gives BPC prompt written notice of the claim, (bb) cooperates with BPC (at its own expense) in connection with the defense and settlement of the claim, and (cc) permits BPC to control the defense and settlement of the claim provided that BPC may not settle the claim without Consultant's prior written consent (which will not be unreasonably withheld). Further, Consultant (at its own cost) may participate in the defense and settlement of the claim. Consultant shall indemnify and bear all costs, expenses and final judgments/settlements incurred by BPC ensuing from any legal action naming BPC, resulting from this Agreement, that is caused by Consultant's fault, negligence, misconduct, misrepresentation or breach of this Agreement; provided that in connection with any claim or action described in this Section, BPC (aa) gives Consultant prompt written notice of the claim, (bb) cooperates with Consultant (at its own expense) in connection with the defense and settlement of the claim, and (cc) permits Consultant to control the defense and settlement of the claim provided that Consultant may not settle the claim without BPC's prior written consent (which will not be unreasonably withheld). BPC (at its own cost) may participate in the defense and settlement of the claim.

10.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as an originally executed counterpart hereof.


     IN WITNESS WHEREOF, the PARTIES have executed this Agreement as of the date first above written.


CONSULTANT,                                  BEACON POWER CORPORATION,


By:                                          By:

     John Pearson Smith                      Maureen A. Lister
                                             Vice President of Operations

     Address:  955 Cambridge Blvd. SE        Address:  234 Ballardvale Street
               Grand Rapids, MI 49506                  Wilmington, MA 01887

     Fax:                                    Fax:  978-694-9127